As filed with the Securities and Exchange
Commission on March 19, 1997                        Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                             K&G MEN'S CENTER, INC.
               (Exact name of issuer as specified in its charter)

                   Georgia                                58-1898817
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

                       1750-A Ellsworth Industrial Blvd.
                             Atlanta, Georgia 30318
                    (Address of principal executive offices)
                              ___________________


                             K&G MEN'S CENTER, INC.
                        STOCK OPTION PLAN FOR EMPLOYEES


                            (Full title of the plan)
                              ___________________

                                 John C. Dancu
                            Chief Financial Officer
                             K&G Men's Center, Inc.
                       1750-A Ellsworth Industrial Blvd.
                             Atlanta, Georgia 30318
                                 (404) 351-7987
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:
                            J. Stephen Hufford, Esq.
                               Hunton & Williams
                         NationsBank Plaza - Suite 4100
                          600 Peachtree Street, N. E.
                          Atlanta, Georgia 30308-2216
                                 (404) 888-4045
                              ___________________

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                        Proposed maximum            Proposed maximum
    Title of securities          Amount to be            offering price                aggregate                   Amount of
     to be registered             registered              per share(1)             offering price(1)            registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01                562,500                  $29.375                $16,523,437.50                 $5,007.00
par value..................       shares
====================================================================================================================================

          (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $29.375 per share, which was the average of the high and low prices of the registrant's Common Stock on March 17, 1997, as reported in The Wall Street Journal.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with the Commission.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by K&G Men's Center, Inc. (the "Company") with the Commission are incorporated herein by reference and made a part hereof:

               (i) The Company's Annual Report on Form 10-K for the year ended January 28, 1996; and

               (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended April 28, 1996; and

               (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended July 28, 1996; and

               (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended October 27, 1996; and

               (v) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14-2-851 of the Georgia Business Corporation Code (the "Code") provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A corporation may not indemnify a director under Section 14-2-851 in connection with (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. The statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

     Article VI of the Company's Amended and Restated Articles of Incorporation sets forth the extent to which the Company's directors and officers may be indemnified against liabilities and other monetary expenses which they may incur while serving in such capacities. Such indemnification will be provided to the full extent permitted and in the manner required by the Code, as it now exists or may in the future be amended. Article Eight of the Company's Amended and Restated Bylaws also provides that the Company may indemnify those persons whom it is entitled to indemnify under Article 8, Part 5 of the Code for those amounts authorized under such statutory provisions; provided, however, indemnification shall only be made upon compliance with the requirements of such statutory provisions and only in those circumstances in which indemnification is authorized under those provisions; provided further, however, that pursuant to the Company's Amended and Restated Articles of Incorporation, the Company's directors shall be entitled to indemnification to the fullest extent permitted with shareholder approval under Section 14-2-856 of the Code.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.   EXHIBITS.

Exhibit No.
-----------

3.1*    Amended and Restated Articles of Incorporation of the Company.

3.2*    Amended & Restated Bylaws of the Company.

4.1*    Specimen Stock Certificate.

5       Opinion of Hunton & Williams.

23.1    Consent of Arthur Anderson, independent auditors.

23.2    Consent of Hunton & Williams (included as part of Exhibit 5).

24      Power of Attorney (included as part of signature page).

______________________________

* Incorporated by reference to exhibit of the same number to the Company's Form S-1 Registration Statement (Registration No. 33-80025).


ITEM 9.   UNDERTAKINGS.

          (a)  The Company hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on this 18th day of March, 1997.

                              K&G MEN'S CENTER, INC.


                              By: /s/ Stephen H. Greenspan
                                  ---------------------------------------------
                                Stephen H. Greenspan
                                Chairman of the Board, President and
                                Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes each of Stephen H. Greenspan and John C. Dancu to execute in the name of each such person, and to file any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints each of Messrs. Greenspan and Dancu as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 18th day of March, 1997.


           Signature                                   Title
           ---------                                   -----

/s/ Stephen H. Greenspan
----------------------------------         Chairman of the Board, President,
Stephen H. Greenspan                       Chief Executive Officer and Director
                                           (principal executive officer)


/s/ John C. Dancu                          Chief Financial Officer, Chief
----------------------------------         Operating Officer and Director (chief
John C. Dancu                              financial and accounting officer)


/s/ Campbell B. Lanier, III
----------------------------------         Director
Campbell B. Lanier, III


/s/ W. Scott Miller
----------------------------------         Director
W. Scott Miller


/s/ W. Paul Ruben
-------------------------------            Director
W. Paul Ruben

                                 EXHIBIT INDEX


                                                                                                  Sequentially
Exhibit No.                   Description                                                         Numbered Page
-----------                   -----------                                                         -------------
   3.1*         Amended and Restated Articles of Incorporation of
                the Company.

   3.2*         Amended and Restated Bylaws of the Company.

   4.1*         Specimen Stock Certificate.

   5            Opinion of Hunton & Williams.

   23.1         Consent of Arthur Anderson LLP, independent auditors.

   23.2         Consent of Hunton & Williams (included as part of Exhibit 5).

   24           Power of Attorney (included as part of signature page).

______________________________

     * Incorporated by reference to exhibit of the same number to the Company's Form S-1 Registration Statement (Registration No. 33-80025).